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                                                                     EXHIBIT 9.1


BADGER METER, INC. 2005 RESTRICTED STOCK PLAN
RESTRICTED STOCK AWARD AGREEMENT

AWARD AGREEMENT
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You have been selected to be a Participant in the Badger Meter, Inc. 2005
Restricted Stock Plan (the "Plan"), as specified below. THIS AWARD AGREEMENT, EFFECTIVE UPON THE BELOW-MENTIONED DATE OF GRANT, IS BEING EXECUTED SUBJECT AND PURSUANT TO THE TERMS OF THE PLAN AND, IF THERE IS ANY INCONSISTENCY OR CONFLICT, THE PLAN SHALL CONTROL.

Participant:                                                             ("You")
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Number of Restricted Shares:
                            ----------------------------------------------------

Date of Grant:
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Fair Market Value Per Share on Date of Grant:
                                             -----------------------------------

    Restriction Period Ends: Third (3rd) anniversary of the Date of Grant
                             (see Section 2 below)
                             ---------------------------------------------------

1. GRANT OF RESTRICTED STOCK: The Company grants you Restricted Shares as set forth above. The Company (or its transfer agent) will hold a stock certificate representing your Restricted Shares until the end of the Restriction Period.

2. RESTRICTION PERIOD: During the Restriction Period, you may not sell, transfer, pledge, assign or otherwise alienate or hypothecate (other than by will or by the laws of descent and distribution) your Restricted Shares. On the last day of the Restriction Period, your Restricted Shares will vest and become freely transferable (subject to applicable federal, state, and local, domestic or foreign, securities laws or any additional restrictions imposed by the Committee), provided you are employed by the Company on such date. If you terminate employment prior to the end of the Restriction Period, your Restricted Shares will be forfeited except as provided in the Plan.

3. REMOVAL OF RESTRICTIONS: Upon the vesting of your Restricted Shares, the Company will deliver a stock certificate or certificates representing your Shares to you.

4. SEVERABILITY: The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

5.  MISCELLANEOUS:

         (a) This Award Agreement and your rights hereunder are subject to all the terms and conditions of the Plan, as it may be amended from time to time, as well as to such rules and regulations that the Committee adopts for administration of the Plan. By signing below, you acknowledge and agree that you have received a copy of the Plan and that the Committee is authorized to administer, construe, interpret and make all determinations necessary or appropriate to the administration of the Plan and this


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              Award Agreement, all of which shall be binding upon you, your heirs, beneficiaries and estate.

         (b) The Committee may amend this Award Agreement as provided in the Plan.

         (c) Unless you make an election under Section 83(b) of the Code, on the date your Restricted Shares vest the Fair Market Value of such Shares will be considered taxable compensation to you. If you make an election under Section 83(b) of the Code, the Fair Market Value of the Shares on the Date of Grant will be considered taxable compensation to you. The Company will deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to the grant or vesting of your Restricted Shares. You may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by tendering to the Company or having the Company withhold Shares (including Shares as to which the Restriction Period has lapsed) having an aggregate Fair Market Value, on the date the tax is to be determined, equal to the minimum statutory total tax which could be withheld on the transaction. All elections shall be irrevocable and in writing, and shall be signed by you.

         (d) You agree to take all steps necessary to comply with all applicable provisions of federal and state securities law and Company policy in exercising your rights under this Award Agreement.

         (e) Capitalized terms used in this Award Agreement are defined in the Plan. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan's terms shall control.

         (f) To the extent not preempted by federal law, the validity, construction, interpretation, and enforceability of this Award Agreement shall be determined and governed by the internal laws of the State of Wisconsin without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Award Agreement, the parties hereby consent to exclusive jurisdiction and agree that such litigation shall be conducted in the federal or state courts sitting in the State of Wisconsin.

      IN WITNESS WHEREOF, the parties have caused this Award Agreement to be executed as of the Date of Grant.

                                      BADGER METER, INC.

                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                      PARTICIPANT


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